Exhibit 99

Anadarko Announces Third-Quarter Results

Reaffirms Strong Liquidity Position,
Provides Update on Pre-Salt Discovery Offshore Brazil and
Successful Appraisal in the Gulf of Mexico

HOUSTON--(BUSINESS WIRE)--November 3, 2008--Anadarko Petroleum Corporation (NYSE:APC) today announced third-quarter 2008 net income available to common stockholders totaled $2.165 billion, or $4.62 per share (diluted). Income from continuing operations totaled $2.164 billion, or $4.62 per share (diluted). The net income results include certain items affecting comparability that are typically excluded by the investment community in published estimates. In total, these items increased net income by approximately $1.399 billion, or $3.00 per share (diluted), on an after-tax basis.(1) Cash flow from continuing operations in the third quarter of 2008 was $3.520 billion, and discretionary cash flow totaled $1.132 billion.(2)

OPERATIONAL HIGHLIGHTS

  Increased reported sales volumes 9 percent over third-quarter 2007 from retained properties
  Achieved production milestone of 600,000 barrels of oil equivalent (BOE) per day
  Set new daily production records in the Greater Natural Buttes and Powder River Basin

“As illustrated by the highlights above, our third-quarter performance was very strong,” Anadarko Chairman and CEO Jim Hackett said. “At one point during the quarter, we achieved a daily record for sales volumes of 600,000 BOE. Following major back-to-back hurricanes, our employees and contractors throughout our operating regions performed in an extraordinary fashion to safely overcome the impacts of the storms – enabling us to achieve a 9-percent increase in overall reported sales volumes over third-quarter 2007 and, for the seventh consecutive quarter, meet or exceed our volume guidance.”

At Independence Hub, the company’s largest producing platform in the Gulf of Mexico, production was restored within three days of Hurricane Ike. Anadarko also demonstrated notable growth in the Rockies with new daily production records in both the Greater Natural Buttes area of Utah, where sales volumes increased nearly 40 percent for the quarter compared to the previous year, and the Powder River Basin of Wyoming, where sales volumes for the quarter were up about 55 percent year-over-year.

Third-quarter 2008 sales volumes of natural gas, crude oil and natural gas liquids totaled 51 million BOE, or 552,000 BOE per day. Third-quarter 2008 natural gas sales volumes averaged 1.994 billion cubic feet per day. Oil sales volumes in the third quarter averaged 182,000 barrels per day, and natural gas liquids sales volumes averaged 38,000 barrels per day.

EXPLORATION HIGHLIGHTS

  Announced substantial pre-salt discovery offshore Brazil at the Wahoo prospect
  Encountered more than 700 feet of net pay in Tonga West appraisal well in Gulf of Mexico
  Continued U.S. onshore exploration program with encouraging results

Anadarko continues to build upon its successful international and deepwater Gulf of Mexico exploration and appraisal programs. During the third quarter, the company announced a substantial pre-salt discovery at the deepwater Wahoo prospect on block BM-C-30 in the Campos Basin offshore Brazil. Extensive logging, fluid and pressure sampling has now confirmed more than 200 feet of net pay consisting of high-quality, high-gravity crude oil in an upper zone, with additional hydrocarbon-bearing zones encountered deeper in the well. Casing is currently being run to total depth to prepare for drillstem testing in 2009 to further evaluate the multiple hydrocarbon-bearing zones. The partnership also is planning further exploration and appraisal drilling on the block in 2009. Anadarko, through a wholly owned subsidiary, operates the block with a 30-percent working interest.

“Since announcing the Wahoo pre-salt discovery in September, we have successfully reached total depth of approximately 20,000 feet, encountered an additional oil accumulation in the deeper objective and confirmed the quality of the previously announced reservoir,” Anadarko Sr. Vice President, Worldwide Exploration, Bob Daniels said. “We are very encouraged by this discovery and its similarities to the giant Jubarte field, and we look forward to working with the Brazilian government and our partners to further delineate the area’s potential.”

Anadarko plans to now move the Transocean Deepwater Millennium drillship to the Espírito Santo Basin to continue its pre-salt exploration program, which includes re-entering the Serpa prospect and drilling at least five additional pre-salt tests.

Anadarko and its partners also continue an active program offshore Ghana, where the partnership recently spud the Hyedua-2 appraisal well on the Deepwater Tano license. Prior to year end, the partnership also plans to spud the nearby Tweneboa prospect, which has similar size and seismic characteristics to the giant Jubilee field. The partners expect Jubilee to be sanctioned prior to year end.

In the Gulf of Mexico, Anadarko recently completed a successful appraisal well, located 3,000 feet to the south and up dip from the original Tonga West discovery well. The appraisal well encountered more than 700 feet of net pay in dipping formations. Anadarko is the operator with a 33.75-percent working interest.

“The Tonga West confirmation well encountered subsalt Miocene sands with much greater quality and thickness than we had anticipated,” Anadarko Sr. Vice President, Worldwide Operations, Chuck Meloy said. “This well is a tremendous success that affirms this world-class reservoir and solidifies our previous estimated resource range of 200 million to 400 million BOE. Anadarko expects to sanction the Caesar/Tonga complex this year, with first significant volumes as early as 2011.”

Anadarko’s U.S. onshore exploration programs in the Maverick Basin, and Haynesville and Marcellus Shale plays are ongoing with encouraging results. Additional details regarding Anadarko’s U.S. onshore exploration programs and other activities are available in the third-quarter 2008 Operations Report at www.anadarko.com.

FINANCIAL HIGHLIGHTS

  Completed $600 million worth of share repurchases
  Retired approximately $350 million of debt
  Held strong liquidity position with a cash balance of nearly $2 billion at quarter end

“We believe we have a strong capital structure and liquidity position,” Hackett said. “We closed the quarter with a cash balance of nearly $2 billion, after completing the repurchase of $600 million worth of shares and retiring approximately $350 million of debt. Our $1.3 billion revolving credit facility remains undrawn, and we anticipate closing the divestiture of Peregrino during the fourth quarter, with net cash proceeds in excess of $1 billion. We expect to deliver upon our commitment to achieve our debt-to-cap target of between 25 percent to 35 percent by year end.”

CONFERENCE CALL TOMORROW AT 9 A.M. CST, 10 A.M. EST

Anadarko will host a conference call on Tuesday, Nov. 4, at 9 a.m. Central Standard Time (10 a.m. Eastern Standard Time) to discuss third-quarter results and the company’s outlook for the remainder of 2008. The dial-in number is 888.680.0878 in the United States or 617.213.4855 internationally. The confirmation number is 79021387. For complete instructions on how to participate in the conference call, or to listen to the live audio webcast and slide presentation, please visit www.anadarko.com. A replay of the call will also be available on the Web site for approximately 30 days following the conference call.

ANADARKO OPERATIONS REPORT

For more details on Anadarko’s operations, please refer to the comprehensive report on third-quarter 2008 activity. The report will be available at www.anadarko.com on the Investor Relations page.

FINANCIAL DATA

Nine pages of summary financial data follow, including current hedge positions, financial guidance and supplemental production guidance.

Anadarko Petroleum Corporation’s mission is to deliver a competitive and sustainable rate of return to shareholders by exploring for, acquiring and developing oil and natural gas resources vital to the world’s health and welfare. As of year-end 2007, Anadarko had 2.4 billion barrels of oil equivalent of proved reserves, making it one of the world’s largest independent oil and natural gas exploration and production companies. For more information about Anadarko, please visit www.anadarko.com.

(1) See the accompanying table for details of certain items affecting comparability.

(2) See the accompanying table for a reconciliation of GAAP to non-GAAP financial measures and a statement indicating why management believes the non-GAAP measures are useful information for investors.

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Anadarko believes that its expectations are based on reasonable assumptions. No assurance, however, can be given that such expectations will prove to have been correct. A number of factors could cause actual results to differ materially from the projections, anticipated results or other expectations expressed in this news release, including Anadarko’s ability to successfully meet its production guidance, complete its announced asset divestitures, achieve debt-reduction goals and complete and commercially operate the drilling prospects identified in this news release. See “Risk Factors” in the company’s 2007 Annual Report on Form 10-K and other public filings and press releases. Anadarko undertakes no obligation to publicly update or revise any forward-looking statements.

Cautionary Note to U.S. Investors: The United States Securities and Exchange Commission (“SEC”) permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. Anadarko uses certain terms in this news release, such as “estimated resource range,” and similar terms that the SEC’s guidelines strictly prohibit Anadarko from including in filings with the SEC. U.S. Investors are urged to consider closely the disclosure in Anadarko’s Form 10-K for the year ended December 31, 2007, File No. 001-08968, available from Anadarko at www.anadarko.com or by writing Anadarko at: Anadarko Petroleum Corporation, 1201 Lake Robbins Drive, The Woodlands, Texas 77380 Attn: Investor Relations. You can also obtain this form from the SEC by calling 1-800-SEC-0330.

Anadarko Petroleum Corporation

Certain Items Affecting Comparability

	Quarter Ended September 30, 2008
	Before	After	Per Share
millions	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net	$2,368	$1,508	$3.22
Impairments	(56)	(35)	(0.07)
Other adjustments	(119)	(74)	(0.15)
	$2,193	$1,399	$3.00

	Quarter Ended September 30, 2007
	Before	After	Per Share
millions	Tax	Tax	(diluted)
Unrealized gains (losses) on derivatives, net	$(33)	$(21)	$(0.04)
Gains (losses) on divestitures, net	308	196	0.42
	$275	$175	$0.38

Reconciliation of GAAP to Non-GAAP Measures

Below is a reconciliation of cash provided by operating activities (GAAP) to discretionary cash flow and free cash flow (non-GAAP) and net income from continuing operations (GAAP) to adjusted net income from continuing operations (non-GAAP) as required under Regulation G of the Securities Exchange Act of 1934. The company uses discretionary cash flow and free cash flow to demonstrate the company’s ability to internally fund capital expenditures and to service or incur additional debt. It is useful in comparisons of oil and gas exploration and production companies because it excludes fluctuations in assets and liabilities. The company uses adjusted net income from continuing operations to evaluate the company’s operational trends and performance.
	Quarter Ended		Year to Date
	September 30		September 30
millions	2008	2007	2008	2007
Cash Flow
Net cash provided by operating activities - continuing operations	$3,520	$940	$6,004	$1,823
Add back:
Change in accounts receivable	(988)	(310)	(340)	(1,352)
Change in accounts payable and accrued expenses	(1,371)	230	(548)	1,575
Change in other items - net	(29)	(124)	197	(784)
Discretionary Cash Flow from Continuing Operations*	$1,132	$736	$5,313	$1,262

*Discretionary cash flow from continuing operations for the quarter and year to date September 30, 2008 was reduced by current tax expense of $1.1 billion and $1.7 billion, respectively. However, actual cash tax payments for the quarter and year to date September 30, 2008 were $337 million and $823 million, respectively. For the same periods of 2007, discretionary cash flow from continuing operations was reduced by current tax expense of $669 million and $3.2 billion, respectively. However, actual cash tax payments for the quarter and year to date September 30, 2007 were $530 million and $1.6 billion, respectively.

	September 30, 2008
	Quarter	Year
millions	Ended	to Date
Discretionary cash flow from continuing operations	$1,132	$5,313
Less: Capital expenditures	1,181	3,469
Free Cash Flow**	$(49)	$1,844

**Free cash flow for the quarter and year to date September 30, 2008 was reduced by current tax expense of $1.1 billion and $1.7 billion, respectively. However, actual cash tax payments for the quarter and year to date September 30, 2008 were $337 million and $823 million, respectively.

	Quarter Ended		Quarter Ended
	September 30, 2008		September 30, 2007
millions except per share amounts	After Tax	Per Share (diluted)	After Tax	Per Share (diluted)
Net income from continuing operations, as reported	$2,164	$4.62	$493	$1.05
Less: Certain items affecting comparability	1,399	3.00	175	0.38
Adjusted net income from continuing operations	$765	$1.62	$318	$0.67

Anadarko Petroleum Corporation

	Quarter Ended		Year to Date
Summary Financial Information	September 30		September 30
millions except per share amounts	2008	2007	2008	2007
Revenues and Other
Gas sales	$2,395	$871	$5,089	$3,108
Oil and condensate sales	3,217	1,262	4,911	3,558
Natural gas liquids sales	244	175	703	511
Gathering, processing and marketing sales	353	348	940	1,195
Gains (losses) on divestitures and other, net	(60)	339	270	4,458
Total	6,149	2,995	11,913	12,830
Costs and Expenses
Oil and gas operating	274	256	778	868
Oil and gas transportation and other	140	113	400	342
Exploration	373	253	880	614
Gathering, processing and marketing	265	217	679	840
General and administrative	216	171	619	681
Depreciation, depletion and amortization	844	655	2,438	2,090
Other taxes	424	269	1,306	869
Impairments	56	-	67	40
Total	2,592	1,934	7,167	6,344
Operating Income	3,557	1,061	4,746	6,486
Interest Expense, Other (Income) Expense and Minority Interests
Interest expense	180	222	558	861
Other (income) expense	22	(8)	(5)	(60)
Minority interests	10	-	15	-
Total	212	214	568	801
Income from Continuing Operations Before Income Taxes	3,345	847	4,178	5,685
Income Tax Expense	1,181	354	1,761	2,191
Income from Continuing Operations	2,164	493	2,417	3,494
Income (loss) from Discontinued Operations, net of taxes	1	(12)	58	22
Net Income	2,165	481	2,475	3,516
Preferred Stock Dividends	-	1	1	2
Net Income Available to Common Stockholders	$2,165	$480	$2,474	$3,514
Per Common Share
Income from continuing operations - basic	$4.65	$1.06	$5.17	$7.51
Income from continuing operations - diluted	$4.62	$1.05	$5.14	$7.48
Income (loss) from discontinued operations, net of taxes - basic	$-	$(0.03)	$0.13	$0.05
Income (loss) from discontinued operations, net of taxes - diluted	$-	$(0.03)	$0.12	$0.05
Net income available to common stockholders - basic	$4.65	$1.03	$5.29	$7.56
Net income available to common stockholders - diluted	$4.62	$1.03	$5.26	$7.53
Average Number of Common Shares Outstanding - Basic	466	466	467	465
Average Number of Common Shares Outstanding - Diluted	468	468	470	467

Exploration Expense
Dry hole expense	$143	$111	$232	$222
Impairments of unproved properties	162	86	405	232
Geological and geophysical expense	30	27	122	91
Exploration overhead and other	38	29	121	69
Total	$373	$253	$880	$614

Anadarko Petroleum Corporation

	Quarter Ended		Year to Date
Summary Financial Information	September 30		September 30
millions	2008	2007	2008	2007
Cash Flow from Operating Activities
Net income	$2,165	$481	$2,475	$3,516
Less income from discontinued operations, net of taxes	1	(12)	58	22
Depreciation, depletion and amortization	844	655	2,438	2,090
Deferred income taxes	57	(315)	94	(1,060)
Dry hole expense and impairments of unproved properties	305	197	637	454
Minority interests	10	-	15	-
Impairments	56	-	67	40
(Gains) losses on divestitures, net	(1)	(308)	(165)	(4,400)
Unrealized (gains) losses on derivatives	(2,368)	(13)	(277)	544
Other noncash items	65	27	87	100
Discretionary Cash Flow from Continuing Operations	1,132	736	5,313	1,262
(Increase) decrease in accounts receivable	988	310	340	1,352
Increase (decrease) in accounts payable and accrued expenses	1,371	(230)	548	(1,575)
Other items - net	29	124	(197)	784
Cash provided by (used in) operating activities - continuing operations	3,520	940	6,004	1,823
Cash provided by (used in) operating activities - discontinued operations	(4)	28	(4)	193
Net cash provided by (used in) operating activities*	$3,516	$968	$6,000	$2,016

Capital Expenditures	$1,181	$826	$3,469	$2,993

*Cash flow from operating activities for the quarter ended and year to date September 30, 2008 was reduced by $87 million and $131 million, respectively, due to the impact of income taxes on divestitures. Cash flow from operating activities for the quarter ended and year to date September 30, 2007 was reduced by $530 million and $1.6 billion, respectively, due to the impact of income taxes on divestitures. Cash flow from investing activities includes the proceeds from the divestitures and provides cash for payment of related taxes.

			September 30,	December 31,
			2008	2007
Condensed Balance Sheet
Cash and cash equivalents			$1,980	$1,268
Other current assets			3,003	3,218
Current assets held for sale			3	-
Net properties and equipment			36,877	37,451
Other assets			1,118	1,030
Goodwill and other intangible assets			5,100	5,166
Long-term assets held for sale			1,148	318
Total Assets			$49,229	$48,451
Current debt			$1,708	$1,396
Other current liabilities			4,479	3,838
Current liabilities associated with assets held for sale			45	-
Long-term debt			9,120	11,151
Midstream subsidiary note to a related party			1,870	2,200
Other long-term liabilities			13,138	13,496
Long-term liabilities associated with assets held for sale			299	6
Minority interests			359	-
Stockholders' equity			18,211	16,364
Total Liabilities and Stockholders' Equity			$49,229	$48,451
Capitalization
Total debt			$12,698	$14,747
Stockholders' equity			18,211	16,364
Total			$30,909	$31,111
Capitalization Ratios
Total debt			41%	47%
Stockholders' equity			59%	53%

Anadarko Petroleum Corporation

	Quarter Ended		Year to Date
Sales Volumes and Prices	September 30		September 30
	2008	2007	2008	2007
Natural Gas
United States
Volumes, billion cubic feet	183	151	548	513
Average daily volumes, million cubic feet per day	1,994	1,637	2,000	1,877
Price per thousand cubic feet excluding derivatives	$8.36	$4.70	$8.55	$5.75
Realized gain (loss) on derivatives	0.13	0.84	(0.15)	0.73
Unrealized gain (loss) on derivatives	4.57	0.24	0.89	(0.42)
Total gains (losses) on derivatives	$4.70	$1.08	$0.74	$0.31
Total price per thousand cubic feet	$13.06	$5.78	$9.29	$6.06

Crude Oil and Condensate
United States
Volumes, million barrels	9	10	32	36
Average daily volumes, thousand barrels per day	103	116	117	134
Price per barrel excluding derivatives	$114.26	$72.12	$107.89	$61.13
Realized gain (loss) on derivatives	(15.27)	0.65	(11.35)	3.83
Unrealized gain (loss) on derivatives	106.14	(7.21)	(2.90)	(8.20)
Total gains (losses) on derivatives	$90.87	$(6.56)	$(14.25)	$(4.37)
Price per barrel	$205.13	$65.56	$93.64	$56.76
Algeria
Volumes, million barrels	6	6	16	18
Average daily volumes, thousand barrels per day	64	65	57	64
Price per barrel excluding derivatives	$116.55	$75.83	$114.51	$68.08
Realized gain (loss) on derivatives	(8.39)	-	(8.20)	-
Unrealized gain (loss) on derivatives	85.29	1.38	(9.92)	(1.72)
Total gains (losses) on derivatives	$76.90	$1.38	$(18.12)	$(1.72)
Price per barrel	$193.45	$77.21	$96.39	$66.36
Other International
Volumes, million barrels	1	2	4	6
Average daily volumes, thousand barrels per day	15	17	16	21
Price per barrel	$105.28	$63.52	$98.73	$56.13
Total
Volumes, million barrels	16	18	52	60
Average daily volumes, thousand barrels per day	182	198	190	219
Price per barrel excluding derivatives	$114.34	$72.63	$109.10	$62.68
Realized gain (loss) on derivatives	(11.60)	0.38	(9.42)	2.35
Unrealized gain (loss) on derivatives	90.11	(3.76)	(4.77)	(5.53)
Total gains (losses) on derivatives	$78.51	$(3.38)	$(14.19)	$(3.18)
Total price per barrel	$192.85	$69.25	$94.91	$59.50

Natural Gas Liquids
United States
Volumes, million barrels	4	4	11	12
Average daily volumes, thousand barrels per day	38	39	39	45
Total price per barrel	$69.30	$48.39	$65.17	$41.57
Total Barrels of Oil Equivalent (BOE)
Volumes, million BOE	51	47	154	158
Average daily volumes, thousand BOE per day	552	510	562	577

Anadarko Petroleum Corporation
Financial and Operating Guidance
Continuing Operations
As of November 4, 2008

	4th Quarter			Full Year
	2008 Forecast			2008 Forecast

	Units			Units

Total Sales (MMBOE)	50	-	53	204	-	207

Crude Oil (MBbl/d):	155	-	165	180	-	185

United States	75	-	86	106	-	108
Algeria	60	-	65	58	-	60
Other International	15	-	16	15	-	17

Natural Gas (MMcf/d):

United States	2,110	-	2,140	2,030	-	2,040

Natural Gas Liquids (MBbl/d):

United States	35	-	38	38	-	40

	$ / Unit			$ / Unit
Price Differentials vs NYMEX (w/o hedges)

Crude Oil ($/Bbl):	(2.50)	-	(4.50)	(3.80)	-	(4.50)

United States	(3.00)	-	(5.00)	(4.50)	-	(5.00)
Algeria	-	-	(2.00)	-	-	(0.50)
Other International	(9.00)	-	(11.00)	(13.00)	-	(14.00)

Natural Gas ($/Mcf):

United States	(1.50)	-	(2.00)	(1.25)	-	(1.75)

Anadarko Petroleum Corporation
Financial and Operating Guidance
Continuing Operations
As of November 4, 2008

	4th Quarter			Full Year
	2008 Forecast			2008 Forecast

	$ MM			$ MM
Other Revenues:

Gathering, Processing & Marketing Margins	85	-	95	345	-	355
Minerals and Other	25	-	35	170	-	180

Costs and Expenses:
	$ / Boe			$ / Boe

Oil & Gas Lease Operating	6.00	-	6.50	5.30	-	5.50
Oil & Gas Transportation and Other	2.50	-	2.75	2.50	-	2.70
Depreciation, Depletion and Amortization	15.00	-	15.50	15.60	-	15.75
Production Taxes (% of Revenue)	12.5%	-	13.5%	12.5%	-	13.5%

	$ MM			$ MM

General and Administrative	210	-	225	835	-	850

Exploration Expense
Non-Cash	200	-	220	780	-	800
Cash	110	-	120	325	-	335

Interest Expense	175	-	185	735	-	745
Other (Income) Expense	(10)	-	10	(15)	-	5

Effective Tax Rate	35%	-	40%	40%	-	45%

Avg. Shares Outstanding (MM)

Basic	460	-	462	466	-	468
Diluted	463	-	464	463	-	465

	$ MM			$ MM

Capital Investment	1,275	-	1,375	4,650	-	4,750

Capital Projects	1,265	-	1,345	4,540	-	4,620
Capitalized Interest	10	-	30	110	-	130

Anadarko Petroleum Corporation
Commodity Hedge Positions (Excluding Natural Gas Basis)
As of November 4, 2008

		Weighted Average Price per MMBtu

	Volume (thousand MMBtu/d)	Floor Sold	Floor Purchased	Ceiling Sold
Natural Gas
Three-Way Collars
Remainder of 2008
	500	$5.00	$7.50	$14.26
	900	$5.50	$7.50	$9.14
	1,400	$5.32	$7.50	$10.97

2009	530	$5.45	$7.50	$11.25

		Weighted Average Price per barrel

	Volume (thousand MBbls/d)	Floor Sold	Floor Purchased	Ceiling Sold
Crude Oil
Three-Way Collars
Remainder of 2008
	31	$34.09	$49.09	$87.09
	20	$45.00	60.00	$87.38
	35	$45.00	$60.00	$101.39
	86	$41.07	$56.07	$92.98

2009	48	$37.51	$52.51	$87.04
2010	18	$34.18	$49.19	$86.76
2011	3	$35.00	$50.00	$86.00
2012	2	$35.00	$50.00	$92.50

Anadarko Petroleum Corporation
Natural Gas Basis Hedge Positions
As of November 4, 2008

	Volume (thousand MMBtu/d)	Price per MMBtu
Basis Swaps
Remainder of 2008
Gulf Coast	560	$(0.24)
Mid Continent	365	$(1.01)
Rocky Mountains	455	$(1.47)
West Texas	35	$(0.92)
	1,415	$(0.85)

2009
Gulf Coast	315	$(0.15)
Mid Continent	330	$(0.85)
Rocky Mountains	555	$(1.25)
	1,200	$(0.85)

2010
Mid Continent	125	$(0.83)
Rocky Mountains	340	$(1.28)
	465	$(1.16)

Rockies Export Firm Transportation
As of November 4, 2008
		Daily Volume (MMBtu's)
		by Pricing Point
Delivery/Pricing Point
Remainder of 2008
Mid Continent		491
West Coast		88
San Juan		15
		594

2009
Mid Continent		491
West Coast		88
San Juan		15
		594

2010*
Mid Continent		491
West Coast		88
San Juan		15
		594
*New agreement with Bison to begin in November 2010

Anadarko Petroleum Corporation
Retained Properties Sales

	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007	FY 2007
	Actuals	Actuals	Actuals	Actuals	Actuals	Actuals

TOTAL SALES (MMBOE)	48.5	49.2	46.8	46.5	53.1	195.7
Natural Gas (MMcf/d)	1,791.5	1,794.3	1,639.1	1,646.9	2,013.0	1,774.2
Crude Oil (MBbl/d)	203.4	207.9	202.0	192.0	203.8	201.5
Natural Gas Liquids (MBbl/d)	34.2	39.2	39.0	39.4	37.9	38.9

ROCKIES
Natural Gas (MMcf/d)	917.2	934.4	840.4	849.3	909.4	883.2
Crude Oil (MBbl/d)	23.1	23.4	23.8	24.0	26.7	24.5
Natural Gas Liquids (MBbl/d)	16.9	16.2	15.2	15.8	14.7	15.5
Total Sales (MMBOE)	17.4	17.6	16.3	16.7	17.7	68.3

SOUTHERN
Natural Gas (MMcf/d)	639.5	645.3	617.3	565.6	589.4	604.5
Crude Oil (MBbl/d)	12.2	10.9	10.2	8.6	10.2	10.0
Natural Gas Liquids (MBbl/d)	10.3	14.3	14.4	13.8	13.9	14.2
Total Sales (MMBOE)	11.6	11.9	11.6	10.7	11.3	45.6

GULF OF MEXICO
Natural Gas (MMcf/d)	239.7	223.2	200.5	240.0	522.1	297.3
Crude Oil (MBbl/d)	63.0	61.3	67.2	62.8	62.1	63.4
Natural Gas Liquids (MBbl/d)	4.2	4.0	4.6	5.0	6.2	5.0
Total Sales (MMBOE)	9.6	9.2	9.6	9.9	14.3	43.0

INTERNATIONAL / FRONTIER
Natural Gas (MMcf/d)	0.4	0.3	0.3	0.3	0.3	0.3
Crude Oil (MBbl/d)	105.1	112.4	100.8	96.6	104.9	103.6
Natural Gas Liquids (MBbl/d)	-	-	-	-	-	-
Total Sales (MMBOE)	9.7	10.1	9.2	8.9	9.7	37.8

CONTACT:
Anadarko Petroleum Corporation, Houston
MEDIA:
John Christiansen, 832-636-8736
john.christiansen@anadarko.com
or
Paula Beasley, 832-636-8765
paula.beasley@anadarko.com
or
INVESTORS:
John Colglazier, 832-636-2306
john.colglazier@anadarko.com
or
Chris Campbell, CFA, 832-636-8434
chris.campbell@anadarko.com
or
Danny Hart, 832-636-1355
danny.hart@anadarko.com